CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accounts, we hereby consent to the incorportion of our report, included in this Form 10-K, into the Company's previously filed registration statement on Forms S-8 (File nos. 333-80591 and 333-42477).


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


Tampa, Florida,
March 27, 2000

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